UNITED STATES
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SCHEDULE 14A
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AT&T Corp.

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Explanatory Note

The following presentation was given by David Dorman, Chairman & Chief Executive Officer of AT&T Corp., at the Annual Meeting of AT&T shareholders on June 30, 2005.

120th Annual Meeting of AT&T Shareholders David Dorman Chairman and Chief Executive Officer

This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act. Forward-looking statements are statements that are not historical facts and are generally identified by the words "expects", "anticipates", "believes", "intends", "estimates" and similar expressions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions, statements regarding the benefits of the business combination transaction involving AT&T and SBC, including future financial and operating results and the plans, objectives, expectations and intentions of the combined. Such statements are based upon the current beliefs and expectations of the managements of AT&T and SBC and are subject to significant risks and uncertainties (many of which are difficult to predict and are generally beyond the control of AT&T and SBC) that may cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of AT&T shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in SBC's and AT&T's filings with SEC, which are available at the SEC's Web site http://www.sec.gov. Other than as required by applicable law, AT&T disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise. Cautionary Language Concerning Forward-Looking Statements

Overcapacity Pricing Pressure Fraudulent Players Bankruptcies, Liquidations Regulatory Uncertainty Competitive Technologies Transformation Leadership Shareowner Value Telecom Industry Landscape 's Focus:

Following shareowner approval of the AT&T Broadband spin-off, the core AT&T entity has increased its quarterly dividend by 27% This has contributed to a positive annualized total return to AT&T shareowners over the past three years Over the past 12 months, AT&T's stock price has appreciated by more than 30% AT&T Stock Performance

AT&T Financial Transformation Total headcount reduced 38%, largely driven by ongoing process automation initiatives Management layers reduced by one-half, speeding decision- making and improving overall customer responsiveness Operating costs (COGS + SG&A) reduced by > 32% AT&T net debt reduced by nearly 60% between 4Q02 and 1Q05, to $5.6 billion $5 $10 $15 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 $ Billions 3Q04 4Q04 1Q05 4Q02 $0

AT&T Operational Transformation AT&T has emerged as an industry leader in areas such as managed network security, hosting, IP-VPN and application-aware networking Our "Concept of 1" and "Concept of 0" initiatives are delivering marked results: Network provisioning times, on-time performance for nodal, frame, E-VPN and hosting services have all generated double-digit percentage improvements in 2004 Year-over-year billing accuracy improved by ~34% Hundreds of legacy network systems retired to date

NOTE: Sprint reflects Sprint LD Group. * Outpacing Our Peers on Key Performance Metrics 1Q05 Revenue $7,015M $4,789M $1,715M 1Q05 EBITDA $1,706M $443M $263M 1Q05 EBITDA Margin 24.3% 9.3% 15.2%

From: Multiple Legacy Networks To: A Single, Global, MPLS-based IP network AT&T Global MPLS Network Private Line Network International Frame and ATM Network International IP Network Targeted Investment and Innovation Core Voice Network ATM, Frame Relay Network IP Network ~60% growth in yr/yr IP network traffic - to 2.2 petabytes per day exiting 1Q05 AT&T Networking Transformation

Harvest residential & small business Concentrated focus on enterprise segment Continue aggressive cost cutting and deleveraging Return cash to shareholders through dividends Extend product and services portfolio for both businesses and consumers Build highly diversified revenue sources Ensure financial strength needed for ongoing investment, innovation, and delivery of next-generation services Leverage operational synergies to enhance overall growth profile and SBC/AT&T's ability to deliver shareowner value over long-term After considering a standalone strategy - and holding preliminary talks with several third parties -- AT&T's Board and management viewed a strategic combination with SBC as the best path to long-term value creation Options to Deliver Shareholder Value Standalone Model Strategic Combination

State-of-the-art nationwide and global network Robust suite of enterprise products and services Industry-leading Fortune 1,000 customer base Advanced capabilities in data and IP-based services and sales EBITDA: $20.2B EBITDA less Capex: $13.4B Operating Margin: 13.8% Source: AT&T definitive proxy statement. Operating income and margin exclude asset impairment and net restructuring and other charges. EBITDA is defined as operating income plus depreciation and amortization excluding asset impairment and net restructuring and other charges. See attached non-GAAP reconciliations. SBC Merger Will Create the Industry's Leading Communications Company Dense local access capabilities Extensive local broadband network - 5.6 million DSL lines Broad customer base in consumer, small and medium businesses - 51.9 million local lines Cingular: nationwide wireless footprint and customer base - over 50 million subscribers SBC AT&T Revenue: $69.5B Capex: $6.9B Operating Income: $9.6B 2004 Pro Forma Financials for Combined AT&T-SBC:

The proposed SBC/AT&T combination provides: Highly diversified revenue streams, including wireless An attractive premium to AT&T's "non-affected" stock price Immediate return of value through a special $1.30 dividend A nearly 6% increase in annual dividend for T holders* 16% ownership in a worldwide leader in telecommunications Potential value creation through the realization of targeted synergies Substantial stake in the largest U.S. wireless services provider with 50M subscribers Combined company will have significantly greater operational and financial capabilities than either company has, or could develop, on its own SBC-AT&T Combination Provides the Greatest Opportunity for Long-Term Value Creation * Based on SBC's current dividend payment

AT&T: The World's Networking Company SBC + AT&T: A Premier Provider for the New Era of Global Networking and Communications